Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
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VICOR TECHNOLOGIES, INC.
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Vicor Technologies, Inc.
2300 Corporate Boulevard, N.W., Suite 123
Boca Raton, FL 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On November 4, 2010

To our Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Vicor Technologies, Inc. and its subsidiaries (the “Company”) will be held on November 4, 2010, at 10:00 a.m. at the Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334 for the following purposes:

1.  To elect three Class III Directors, each for a term of three years or until their successors are elected and qualified;

2.  To amend the Company’s Certificate of Incorporation to increase its authorized capital stock to 150 million shares of common stock and 25 million shares of preferred stock;

3.  To ratify the appointment of Daszkal Bolton LLP as the Company’s independent public accountants for the fiscal year ended December 31, 2010; and

4.  To transact such other business as may properly come before the Annual Meeting.

All stockholders of record at the close of business on September 30, 2010 will be entitled to notice of, and to vote at the Annual Meeting or any adjournments or postponements thereof. This proxy statement and the accompanying proxy card are first being mailed to our stockholders on or about October 4, 2010.

Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously returned your proxy card.

By Order of the Board of Directors

David H. Fater,
Chief Executive Officer

Boca Raton, Florida
September 30, 2010

VICOR TECHNOLOGIES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
to be held on November 4, 2010

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Vicor Technologies, Inc. (the “Board”) of proxies to be voted at our 2010 Annual Meeting of Stockholders and at any and all postponements or adjournments thereof. Our Annual Meeting will be held on November 4, 2010, at 10:00 a.m. at the Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334. The approximate date that this proxy statement and the enclosed form of proxy are first being sent to stockholders is October 4, 2010. In this proxy statement Vicor Technologies, Inc. and its subsidiaries are referred to as the “Company,” “we,” “our” or “us.”

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock (“common stock”) and Series B 8% Junior Convertible Cumulative Preferred Stock (“Series B preferred stock”) at the close of business on September 30, 2010 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 46,066,606 shares of common stock outstanding, and 5,185,101 shares of Series B preferred stock. Each share of common stock and Series B preferred stock (collectively, the “shares”) is entitled to one vote at the Annual Meeting.

A majority of the outstanding shares of our common stock and Series B preferred stock, present in person or represented by proxy, voting as a single class, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Annual Meeting. A broker nonvote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Under applicable rules governing brokers who represent shares held in street name, brokers have the authority to vote those shares on routine matters but not on non-routine matters. The ratification of our independent public accountants (“Proposal Three”) is considered a routine matter. The election of our directors (“Proposal One”) and the amendment to our certificate of incorporation to increase our authorized capital stock (“Proposal Two”) are considered non-routine matters.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” Proposal One — the election of each of the nominees to the Board named herein, “FOR” Proposal Two — the amendment of the Certificate of Incorporation and “FOR” Proposal Three — the ratification of Daszkal Bolton LLP as the Company’s independent public accountants. If, however, other matters are properly presented, the persons named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

The manner in which your shares of the Company’s common stock or Series B preferred stock may be voted depends on how your shares are held. If you own shares of the Company’s common stock of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the records of Continental Stock Transfer & Trust Corporation, our transfer agent for shares of the Company’s common stock, a proxy card for voting those shares will be included with this proxy statement. If you own shares of the Company’s Series B preferred stock of record, meaning that your shares are represented by certificates or book entries in your name so that you appear as a stockholder on the Company’s records, a proxy card for voting those shares will be included with this proxy statement. If you own shares in street name, meaning that your shares are held by a bank or brokerage firm or other nominee, you may instead receive a voting instruction form from that institution with this proxy statement to instruct it how to vote your shares.

All votes will be tabulated by an Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker nonvotes. A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company’s executive office, located at 2300 NW Corporate Boulevard, Suite 123, Boca Raton, Florida for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder.

Attendance and Voting at the Annual Meeting

If you own shares on the Record Date, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by proxy card. If you own shares in street name, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. You should contact your bank or brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting, even if you plan on attending the Annual Meeting. If you have already voted prior to the Annual Meeting, you may nevertheless change or revoke your vote at the Annual Meeting in the manner described below.

Revocation

If you own shares of record, you may revoke a previously granted proxy at any time before it is voted by delivering a written notice of revocation or a duly executed proxy bearing a later date to David H. Fater, the Chief Executive Officer, President and Chief Financial Officer of the Company, or by attending the Annual Meeting and voting in person. Any stockholder owning shares in street name may change or revoke previously granted voting instructions by contacting the bank or brokerage firm holding the shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 4, 2010.

The Proxy Statement for our Annual Meeting of Stockholders to be held on November 4, 2010 and our Annual Report on Form 10-K for the year ended December 31, 2009 (“fiscal 2009”) is available at www.vicortech.com/investors/proxy/.

BENEFICIAL SECURITY OWNERSHIP

The following table presents information regarding the beneficial ownership of our voting securities held by the following persons as of September 30, 2010:

•	each of the executive officers listed in the summary compensation table;

•	each of our Directors;

•	each of our nominees to serve as Directors;

•	all of our Directors and executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. In accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the percentage calculations were made on the basis of the amount of outstanding securities plus, for each person, any securities that the person has the right to acquire within 60 days of September 30, 2010 pursuant to options, warrants, conversion privileges or other rights. Unless otherwise indicated, the address of each of the executive officers and Directors and 5% or more stockholders named below is c/o Vicor Technologies, Inc., 2300 Corporate Boulevard, Suite 123, Boca Raton, Florida 33431.

	Number of Shares		Percent of
Name of Beneficial Owner	Beneficially Owned(1)		Shares

David H. Fater(2)	1,702,490		3.29%
James E. Skinner(3)	4,232,664		8.13%
Jerry M. Anchin(4)	2,296,392		4.43%
Daniel N. Weiss, M.D.(5)	761,701		1.47%
Edward Wiesmeier, M.D.(6)	1,666,530		3.21%
Joseph A. Franchetti(7)	330,117		*
Frederick M. Hudson(8)	288,905		*
Frank B. Wheeler	—		*
Ronald A. Malone(9)	220,476		*
All 10 Directors, executive officers and nominees for Director as a group(10)	11,655,323	(10)	21.67%

*	Less than 1%.

(1)	For purposes of calculating beneficial ownership percentages, 51,451,703 of the Company’s common stock were deemed outstanding as of September 30, 2010 and includes (a) 46,266,602 shares of the Company’s common stock issued and outstanding, and (b) 5,185,101 shares of the Company’s common stock issuable upon conversion of 5,185,101 shares of Series B preferred stock. As of September 30, 2010, each share of Series B preferred stock is convertible into one share of the Company’s common stock.

(2)	Includes (a) immediately exercisable warrants to purchase 12,500 shares of the Company’s common stock, (b) 3,276 shares of the Company’s common stock to be issued as compensation in connection with the guarantee of bank loans within 60 days of September 30, 2010, (c) immediately exercisable options or options exercisable within 60 days of September 30, 2010 to purchase 300,000 shares of the Company’s common stock, and (d) 12,500 shares of Series B preferred stock as though converted into 12,500 shares of the Company’s common stock.

(3)	Includes (a) immediately exercisable warrants to purchase 267,500 shares of the Company’s common stock, (b) immediately exercisable options or options exercisable within 60 days of September 30, 2010 to purchase 300,000 shares of the Company’s common stock, and (c) 12,500 shares of Series B preferred stock as though converted into 12,500 shares of the Company’s common stock.

(4)	Includes (a) immediately exercisable warrants to purchase 112,500 shares of the Company’s common stock, (b) immediately exercisable options or options exercisable within 60 days of September 30, 2010 to purchase 300,000 shares of the Company’s common stock, and (c) 12,500 shares of Series B preferred stock as though converted into 12,500 shares of the Company’s common stock.

(5)	Includes immediately exercisable options or options exercisable within 60 days of September 30, 2010 to purchase 200,000 shares of the Company’s common stock.

(6)	Includes immediately exercisable (a) warrants to purchase 12,500 shares of the Company’s common stock, (b) options or options exercisable within 60 days of September 30, 2010 to purchase 458,334 shares of the Company’s common stock and (c) 12,500 shares of the Company’s Series B preferred stock as though converted into 12,500 shares of the Company’s common stock.

(7)	Includes options or options exercisable within 60 days of September 30, 2010 to purchase 158,334 shares of the Company’s common stock.

(8)	Includes (a) immediately exercisable warrants to purchase 10,000 shares of the Company’s common stock, and (b) options or options exercisable within 60 days of September 30, 2010 to purchase 158,334 shares of the Company’s common stock.

(9)	Includes immediately exercisable warrants to purchase 30,000 shares of the Company’s common stock.

(10)	Includes (a) immediately exercisable warrants to purchase 435,000 shares of the Company’s common stock, (b) 3,276 shares of the Company’s common stock to be issued as compensation in connection with the guarantee of bank loans within 60 days of September 30, 2010, (c) immediately exercisable options or options exercisable within 60 days of September 30, 2010 to purchase 1,850,000 shares of the Company’s common stock, and (d) 50,000 shares of Series B preferred stock as though converted into 50,000 shares of the Company’s common stock.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, positions and ages of our current executive officers, significant employees, Directors, as well as the two new nominees as Class III Directors. Class I Directors serve until the 2011 annual meeting of stockholders or until their successors are elected and qualified. Class II Directors serve until the 2012 annual meeting of stockholders or until their successors are elected and qualified. Class III Directors serve until the 2013 annual meeting of stockholders or until their successors are elected and qualified. Officers are appointed by our Board and their terms of office are, except to the extent governed by an employment contract, at the discretion of our Board.

Name	Age	Position

David H. Fater	63	President, Chief Executive and Chief Financial Officer; Class I Director
Thomas J. Bohannon	65	Chief Accounting Officer
James E. Skinner, Ph.D.	70	Vice President Research and Science; Class I Director
Jerry M. Anchin, Ph.D.	51	Vice President Product Development and Physician Training; Class II Director
Daniel N. Weiss, M.D., F.A.C.C.	48	Chief Medical Officer
Lloyd C. Chesney	62	Chief Technology Officer
Edward Wiesmeier, M.D.	71	Class III Director
Frederick M. Hudson	64	Class II Director
Joseph A. Franchetti	70	Class III Director
Ronald A. Malone	55	Class III Director Nominee
Frank B. Wheeler	73	Class III Director Nominee

David H. Fater joined us as President, Chief Executive, Chief Financial Officer, and a director in June 2002. Mr. Fater was the founder and from January 1993 through the present, has been the chief executive officer of ALDA & Associates International, Inc., a business and financial consulting firm specializing in healthcare and life sciences. Prior to his founding ALDA, Mr. Fater served as a senior executive with three public health care companies, including two in which he led the initial public offering process (BMJ Medical Management, Inc. and Community Care of America) and one which he led to a NYSE listing and a $1 billion market capitalization (Coastal Physician Group, Inc.). Mr. Fater was employed by Coastal Physician Group, Inc. from January 1993 to June 1995; Community Care of America from July 1995 to December 1996; and BMJ Medical Group, Inc. from January 1997 to July 1999. From June 2000 through July 2001 Mr. Fater was the chief financial officer of Vector Medical Technologies, Inc. Prior to his corporate experience, Mr. Fater was an international business advisor to senior management and boards of directors as a senior international partner during a 24-year career with Ernst & Young from January 1969 to December 1992. He holds a B.S. in Accounting from the University of North Carolina. He is a Certified Public Accountant licensed in Georgia and North Carolina.

Thomas J. Bohannon was appointed to serve as the Chief Accounting Officer of the Company effective as of December 28, 2008. Mr. Bohannon has been in the accounting and financial field for more than 40 years. Mr. Bohannon worked as a senior manager at Ernst & Young in Atlanta from 1968 until 1978 where he specialized in financial and SEC reporting before becoming the partner in charge of audit and review services for Pappadakis, Nelson & Bohannon from 1978 — 1991. Since 1992, he has focused on his own consulting practice, serving as the financial officer for a variety of companies in the Southeast United States. He holds a B.S. from Auburn University and a Masters in Business

Administration, Concentration in Accounting from Tulane University. He is a Certified Public Accountant licensed in Georgia.

James E. Skinner, Ph.D., has been our Vice President Research and Science and a director since August 2000. Dr. Skinner was our President from August 2000 through July 2002. Dr. Skinner has experience both as a scientist and manager of large research and development projects. From December 1969 to February 1993 Dr. Skinner was a Professor at Baylor College of Medicine in Houston, where he was the recipient of many research grants from the National Institutes of Health. During his tenure at Baylor College of Medicine, he was the principal investigator of a Program Project Grant that operated five laboratories and three core facilities. From March 1993 to July 1997, Dr. Skinner was the Associate Director of the Totts Gap Medical Research Laboratories, Inc. In August 1997 he founded the Delaware Water Gap Science Institute, a nonprofit medical research organization devoted to the development of medical devices and pharmaceuticals, and has served as its director since its inception. Dr. Skinner is a graduate of Pomona College and received his Ph.D. from the University of California at Los Angeles.

Jerry M. Anchin, Ph.D., has been our Vice President Product Development and Physician Training since October 2000 and a director since September 2003. Dr. Anchin has extensive experience in the biotechnology business sector. He has been actively involved in the fields of immunology, molecular biology, drug discovery and protein chemistry since 1978. Dr. Anchin worked in biotechnology at International Immunoassay Labs from September 1981 to July 1988 as head of assay development and manufacturing, where he was instrumental in designing a novel assay for the detection of the protein creatine kinase that is released as a result of acute myocardial infarction. He received two patents for his work in this area. Dr. Anchin then worked for Immuno Pharmaceuticals from August 1993 to February 1996 and Prism Pharmaceuticals from February 1996 to June 1998. Dr. Anchin was employed by Ciblex Pharmaceuticals from June 1998 through August 2000, where he became group leader of the drug discovery program involving novel small molecules that will be entering clinical trials for the prevention of asthma. He has been granted five patents in the field of immunoassay and drug discovery and has four patents pending. Dr. Anchin holds a B.A. in Cell Biology from University of California at Santa Barbara and received his Ph.D. in Immunology from Texas A&M University.

Daniel N. Weiss, M.D., F.A.C.C., joined us as our Chief Medical Officer in April 2004. Dr. Weiss has extensive experience as a practicing cardiologist and electrophysiologist. He has been a partner in Florida Arrhythmia Consultants and a director of the Jim Moran Heart and Vascular Center since 1994. He is also a consultant to Fortune 500 Medical Device companies including Medtronics, St. Jude Medical and Guidant. He has been a clinical investigator in the MADIT II (Multi Center Automatic Defibrillator Implantation Trial) and SCDHeFT (Sudden Cardiac Death Heart Failure Trial) clinical trials. He is a cum laude graduate of Princeton University with a BSE in Electrical Engineering and Computer Science. He received his Medical Degree with Distinction in Research from the Mount Sinai School of Medicine where he also received the Nathan A. Setz Award for Research in Cardiovascular and Renal Disease.

Lloyd C. Chesney joined us as our Chief Technology Officer (“CTO”) on January 1, 2010. Immediately prior to joining the Company, he was chief technology officer of MDVIP, a concierge physician organization providing personalized preventive medicine. During his tenure, he integrated MDTablet’s electronic medical record into MDVIP’s portal to provide bi-directional information exchange creating a dynamic patient health record, and integrated MDVIP’s patient instant medical history into MDVIP’s portal and MDTablet’s electronic medical record for patient health risk assessments, which formed the foundation for individualized patient wellness plans. Previously, Mr. Chesney has served as CTO for Health Star Communications, a meeting logistics company as well as CTO for EHealth Latin America, a facilitator of hospital-centric, Web-based medical communication and education in Central and South America, Cybear Inc., a then development-stage internet healthcare portal, CIO for Phymatrix Corp., a medical practice management company and CIO for the Palm Beach County Health Care District. He holds a B.S. in chemistry from the University of Florida.

Edward Wiesmeier, M.D., has been a director since October 2004. From 1989 — 2006 Dr. Wiesmeier was a Clinical Professor of Obstetrics and Gynecology and Assistant Vice Chancellor for Student Development and Health at the UCLA School of Medicine. From 2008 to the present, he has been a volunteer clinical professor of reproductive medicine at the University of California at San Diego. He serves as Chairman of our Scientific Advisory Board and Chair of the Compensation Committee. He is a graduate of Rutgers University and received his M.D. from Georgetown University.

Frederick M. Hudson has served as a director since July 2008. Mr. Hudson retired as a partner in charge of the health care audit practice for the Washington — Baltimore business unit of the accounting firm of KPMG, LLP on January 1, 2006 after a 37-year career with the firm. He is a graduate of Loyola College and currently serves in a board capacity with the Board of Financial Administration of the Catholic Archdiocese of Baltimore, Board of Sponsors, Loyola College Sellinger School of Business and Management and the Board of Trustees of the Maryland Historical Society. He chairs the audit committee of the board of directors of Paradigm Management Services LLC (a provider of catastrophic care services),Woodhaven Holding Corporation, d/b/a Remedi Health Services, (an institutional pharmacy service provider) and is a member of the audit and finance committee of the board of directors for GBMC Healthcare, Inc and its affiliate, the Greater Baltimore Medical Center. He serves as Chairman of our Audit Committee.

Joseph C. Franchetti has served as a director since July 2008. He is a consultant, director and advisor to several health care/medical device companies in the cardiology/cardiovascular and life sciences arenas, including 31 start-up companies. He now serves as vice-chairman of CVAC Health Systems Inc. and was president and CEO of Colin Medical Instruments Corp. (now Omron), a Japanese-owned worldwide leader for noninvasive blood pressure and physiological/vital signs monitoring and diagnosis from 1989 to 1996. His executive experience also includes being co-founder and CEO of Bio-Chem Laboratory Systems Inc. and a corporate and international vice-president and general manager for Technicon (now Siemens) and Narco Scientific (now Respirionics). He is a graduate of the Wharton School of the University of Pennsylvania, a trustee emeritus of Southwest Research Institute of Texas, and a commissioned US Army Infantry Officer.

Frank B. Wheeler, a nominee to serve as a Class III Director, worked for thirty-five years in the British Diplomatic Service until 1997. He served as foreign policy adviser on East — West affairs and Middle East issues, was the Charge d’Affairs in Czechoslovakia and the Ambassador to Ecuador and then Chile. Since 1997 he has served as the chairman of the British — Chilean Chamber of Commerce in London and as international adviser to the English Football Association in its campaign to host the 2006 World Cup. For the past five years he has been an independent business consultant involved with health insurance and software companies. Mr. Wheeler received an Advanced Level Certificate in French and German from the Mill Hill School in London, graduated in Russian Studies from the Joint Services College for Linguists and obtained Diploma in Economics from the Treasury Centre for Administrative Studies in London.

Ronald A. Malone, a nominee to serve as a Class III Director, has served as the chairman of the board of Gentiva Health Services, Inc. (“Gentiva”) since June 2002, and its chief executive officer from June 2002 through September 2008. Gentiva is the largest provider of home health care services in the United States and is traded on the Nasdaq Stock Market under the symbol “GTIV.” He served in various executive positions at Gentiva from March 2000 through June 2002. Prior thereto he served in various executive capacities with Olsten Corporation, a large multinational conglomerate. Mr. Malone currently serves as a director of two public companies: Hill-Rom Holdings, Inc. (“Hill-Rom”), a worldwide manufacturer and provider of medical technologies and related services for the health care industry, and Capital Senior Living Corporation (“CSL”), one of the largest operators of senior living communities in the United States in terms of resident capacity. Mr. Malone has served as a director of Hill-Rom since July 2007 and as a director of CSL since June 16, 2010. Mr. Malone has a bachelors degree from Furman University.

SCIENTIFIC ADVISORY BOARD

The Company has assembled a Scientific Advisory Board that enables it to access some of the brightest minds in the life sciences arena. Members, in addition to Drs. Anchin, Skinner, Weiss and Weismeier, include:

•	Mark E. Josephson, M.D., Chief of Cardiology at Beth Israel Deaconess Medical Center, a major patient care, research and teaching affiliate of Harvard Medical School; and the author of Clinical Cardiac Electrophysiology, the fundamental textbook in the field.

•	Hein J. J. Wellens, M.D., Professor and Chairman of the Department of Cardiology at Academisch Ziekenhuis Maastricht in Amsterdam, the Netherlands. He is a director of the Interuniversity Cardiology Institute of the Netherlands and is a member of the Netherlands Academy of Arts and Sciences. He also has an appointment of visiting lecturer at Harvard Medical School.

•	Richard M. Luceri, M.D., F.A.C.C., recently retired director, Interventional Arrhythmia Center Holy Cross Hospital, Fort Lauderdale, FL as well as a clinical investigator in the MADIT II (MultiCenter Automatic Defibrillator Implantation Trial) and author SCDHeFT (Sudden Cardiac Death Heart Failure Trial).

•	Robert G. Hauser, MD, F.A.C.C., FHRS, Chairman of the Cardiovascular Services Division at Abbott Northwestern Hospital and former CEO of Cardiac Pacemakers, Inc., acquired by Guidant Corporation.

•	Jonathan Kaplan, M.D., M.P.H., Medical Director for Fidelis Care New York and formerly the corporate medical director for Excellus Blue Cross Blue Shield.

•	David Chazanovitz, the former chief executive officer of Cambridge Heart, Inc. (our only FDA-approved competitor).

•	Edward F. Lundy, M.D., Ph.D., Chief of Cardiothoracic Surgery at the Active International Cardiovascular Institute at Good Samaritan Hospital in Suffern, New York. In addition to his M.D. from the University of Michigan, Dr. Lundy also received a Ph.D. from that institution in physiology with a primary focus on altered-state physiologies such as hibernation.

•	Jules T. Mitchel, M.B.A., Ph.D., founder of Target Health, Inc., a full-service contract research organization supporting all aspects of pharmaceutical drug and device development.

•	Ariel D. Soffer, M.D., F.A.C.C, Chief of Cardiology at Jackson North Medical Center, one of the newest hospitals in the academically affiliated hospital system, Jackson Hospital.

•	Hank Lubin, M.D., practicing physician with Hightstown Medical Associates, PA, (formerly affiliated with the University of Pennsylvania Health System) and currently a Clinical Associate Professor at The University of Pennsylvania School of Medicine.

•	David Fertel, D.O., Clinical Professor of Surgery at Michigan State University and a practicing board certified thoracic and cardiovascular surgeon in Michigan.

CORPORATE GOVERNANCE AND RELATED MATTERS

Board Meetings and Independence

The Board oversees our business and affairs and monitors the performance of management. The Board meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval. In also holds special meetings whenever circumstances require and may act by unanimous written consent. During fiscal 2009, there were 9 meetings of the Board. All persons who were serving as Directors during fiscal 2009 attended all of the meetings of the Board and committees of which they were members. As of December 31, 2009, the persons serving on our Board were Dr. Jerry M. Anchin, Ph.D., David H. Fater, Joseph A. Franchetti, Frederick M. Hudson, Dr. James E. Skinner, Ph.D., and Dr. Edward Wiesmeier, M.D.

The Board has determined that Joseph A. Franchetti, Frederick M. Hudson and Dr. Edward Wiesmeier are independent directors as defined on the Marketplace Rules of the NASDAQ Stock Market.

Director Qualifications

The Board believes that the qualifications of the directors and nominees for directors, as set forth in their biographies which are listed above and briefly summarized in this section, gives them the qualifications and skills to serve as a director of our Company. Three of our directors, Mr. Fater, Dr. Anchin and Mr. Franchetti, have experience serving as executive officers of medical device companies and Mr. Malone, a nominee, to serve as a director, serves as the Chairman of a company in the home health care industry. Mr. Wheeler, a nominee for director, has experience in the health care and software industry as a consultant and has a great deal of international experience through his work with the British Diplomatic Service, which will assist us in our marketing and sales efforts outside the United States. Mr. Hudson has a strong background in finance for health care companies, and Dr. Wiesmeier has expertise in the medical field.

The Board also believes that each of the directors has other key attributes that are important to an effective Board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the Board and its Committees.

Board Committees and Charters

During the year ended December 31, 2009, we had three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. We have attached a copy of our Compensation Committee Charter to this proxy statement as Annex A. We previously filed our Audit Committee Charter as Exhibit A to our definitive proxy statement filed with the SEC on May 22, 2009. The Company is in the process of adopting and approving a Nominating Committee Charter.

Audit Committee

Our Board has a separately-designated standing Audit Committee consisting of Mr. Hudson, the Chairman, Mr. Franchetti and Dr. Wiesmeier. Each member was determined to be independent as defined by the Nasdaq Rules and SEC rules for Audit Committee membership. Our Board has determined that Mr. Hudson is an “audit committee financial expert” as that term is defined in Item 401(e)(2) of Regulation S-K.

The Audit Committee reviews our annual and quarterly financial statements with our independent accountants prior to publication, reviews the work of and approves nonaudit services performed by such independent accountants. Our Audit Committee appoints the independent accountants for the ensuing year. The Audit Committee held 7 meetings in 2009.

Compensation Committee

Our Board has a Compensation Committee consisting of Dr. Wiesmeier, the Chairman, Mr. Hudson and Mr. Franchetti. Each member is independent as defined by the Nasdaq Rules. The Compensation Committee’s basic responsibility is to assure that the Company’s executive officers are compensated effectively in a manner consistent with the Company’s strategy, competitive practices and stockholder interests. Toward that end, the Compensation Committee (i) will review and approve the compensation of the Company’s Chief Executive Officer and other executive officers, (ii) will review and make recommendations with respect to the Company’s existing and proposed compensation plans, and (iii) will administer grants and awards to employees under the Company’s 2008 Stock Incentive

Plan. The Compensation Committee has not retained a compensation consultant to review its policies and procedures with respect to executive compensation. During the evaluation process, the Compensation Committee receives substantial input from the Chief Executive Officer regarding the appropriate level and type of compensation for our executives. The Compensation Committee held 3 meetings in 2009.

Nominating Committee

In 2009 our Board established a Nominating Committee consisting of Joseph A. Franchetti, the Chairman, Mr. Hudson and Dr. Wiesmeier. Each member is independent as defined by the Nasdaq Rules. The Nominating Committee will review and assess the composition of the Board and will consider and recommend qualified candidates for election to the Board.

The Nominating Committee does not have a formal policy with regard to consideration of diversity in identifying director nominees. The Nominating Committee focuses on selecting the best candidates and endeavors to see that the Board’s membership, as a whole, possesses a diverse range of talents, expertise and backgrounds and represents diverse experiences at the policy-making levels of significant financial, service or commercial enterprises.

Stockholder Nominations to the Board

We do not have a formal policy with regard to the consideration of director candidates recommended by our stockholders. Stockholders who desire to recommend candidates for consideration by our Board should mail or deliver written recommendations to us as follows: Board of Directors, c/o Vicor Technologies, Inc., 2300 NW Corporate Boulevard, Suite 123, Boca Raton, FL 33431. Each recommendation should include biographical information indicating the background and experience of the candidate that qualifies the candidate for consideration as a director. Stockholders who wish to nominate a candidate for election to the our Board, as opposed to recommending a potential nominee for consideration by the Board, are required to comply with the advance notice requirements set forth in Article II, Section 6 of our Bylaws.

Pursuant to our Bylaws, a stockholder’s notice for the nomination of a director shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Regulation 14A under the Exchange Act, as now or hereafter amended; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by such stockholder. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director of the Company.

Communications with the Board of Directors

Stockholders may communicate with the Board by writing to the Chairman, in care of the Board (or at the stockholder’s option, in care of a specific director), at Vicor Technologies, Inc., 2300 NW Corporate Boulevard, Suite 123, Boca Raton, FL 33431. We will ensure that all communications to the Board or any particular director (marked and addressed as set forth above) will be delivered to the Chairman or a specified director, as the case may be.

Director Attendance at Annual Meetings

We do not have a formal policy regarding director attendance at our Annual Meeting. Nevertheless, Directors are encouraged to attend the Company’s Annual Meeting each year. All of our

Directors attended last year’s Annual Meeting held on June 22, 2009 and are expected to attend our Annual Meeting to be held on November 4, 2010.

Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board has determined that having the Company’s Chief Executive Officer serve as Chairman is in the best interest of the Company’s stockholders at this time given the Company’s size and stage of development. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry.

Risk Oversight

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees contained herein, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company

Code of Ethical Conduct

We adopted a Code of Ethical Conduct on March 25, 2008 that includes provisions ranging from conflicts of interest to compliance with all applicable laws and regulations. All officers, Directors and employees are bound by this Code of Ethical Conduct, violations of which may be reported to the Code of Ethics Contact Person and/or any member of the Audit Committee.

EXECUTIVE COMPENSATION

The following table sets forth compensation awarded to, earned by or paid to (i) David H. Fater, our Chief Executive Officer and Chief Financial Officer, (ii) James. E. Skinner, our Vice President, Research and Science, (iii) Jerry M. Anchin, our Vice President, Product Development and Physician Training, and (iv) Daniel N. Weiss, our Chief Medical Officer. No other executive officers received total compensation in excess of $100,000 for the fiscal year ended December 31, 2009.

Summary Compensation Table

					Stock	Option/Warrant	All Other
		Salary		Bonus	Award(1)	Awards(1)	Compensation	Total
Name and Principal Position	Year	($)		($)	($)	($)	($)	($)

David H. Fater Chief Executive and	2009	183,000		—	—	228,000	—	411,000
Chief Financial Officer(2)	2008	165,000	(3)	—	—	—	—	165,000
James E. Skinner	2009	177,000			—	228,000	—	405,000
Vice President, Research and Science(2)	2008	174,000	(3)	—	—	—	—	174,000
Jerry M. Anchin	2009	168,000		—	—	228,000	—	396,000
Vice President, Product Development and Physician Training(2)	2008	156,000	(3)	—	—	—	—	156,000
Daniel N. Weiss	2009	180,000		—	—	152,000	78,900	410,900
Chief Medical Officer(2)	2008	180,000	(3)	—	—	—	—	180,000

(1)	The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding the assumptions used in the calculation of the amounts, please refer to footnote 8 of the Company’s financial statements for the fiscal year ended December 31, 2009.

(2)	All of our Named Executive Officers except Dr. Weiss commenced employment with the Company on March 30, 2007, the date of the Merger closing. Dr. Weiss commenced employment with us in April 2008.

(3)	Mr. Fater, Dr. Skinner, Dr. Anchin and Dr. Weiss elected to forego 50% of their 2008 salary in cash compensation and instead elected to receive shares of our common stock. The cash amounts related thereto totaled approximately $82,500 for Mr. Fater, $87,000 for Dr. Skinner, $66,000 for Dr Weiss and $78,000 for Dr. Anchin in fiscal 2008. In January 2009 we issued 869,295 shares of our common stock in satisfaction of the cash compensation.

Employment Agreements

We have entered into employment agreements with David H. Fater, James E. Skinner, Ph.D., Dr. Daniel N. Weiss and Jerry M. Anchin, Ph.D.

David H. Fater.  Our employment agreement with Mr. Fater, dated June 1, 2002, as amended, is for a three-year term; provided, however, that on June 1 of each year the term is automatically extended for an additional one-year period. The employment agreement provides for an annual base salary of $150,000, subject to annual increases (currently at $201,000), plus reimbursement of reasonable expenses and entitles Mr. Fater to participate in the employee benefit plans made available to our other executives. Upon the first to occur of (1) our receipt of $3 million in funding; (2) consummation of a significant liquidity event; or (3) significant enhancement of our value, Mr. Fater’s annual increases to base compensation will be 10% and Mr. Fater will be entitled to an annual bonus of 20% of his base salary. The agreement contains customary confidentiality and noncompete provisions.

James E. Skinner.  Our employment agreement with Dr. Skinner dated January 1, 2009 expires on December 31, 2011. It provides for an annual base salary of $180,000 subject to annual increases plus reimbursement of reasonable expenses, and entitles Dr. Skinner to participate in the employee benefit plans made available to our other executives. This agreement contains customary confidentiality and noncompete provisions. In addition, Dr. Skinner agrees that all intellectual property developed by him shall be our property.

Jerry M. Anchin.  Our employment agreement with Dr. Anchin dated January 1, 2009 expires on January 1, 2012. It provides for an annual base salary of $180,000 subject to annual increases plus reimbursement of reasonable expenses, and entitles Dr. Anchin to participate in the employee benefit plans made available to our other executives. This agreement contains customary confidentiality and noncompete provisions. In addition, Dr. Anchin agrees that all intellectual property developed by him shall be our property.

Daniel N. Weiss.  Our employment agreement with Dr. Weiss dated April 15, 2008 with an effective date of January 1, 2010 expires on January 1, 2013. It provides for an annual base salary of $180,000 subject to annual increases plus reimbursement of reasonable expenses and entitles Dr. Weiss to participate in the employee benefit plans made available to our other executives. This agreement contains customary confidentiality and noncompete provisions. In addition, Dr. Weiss agrees that all intellectual property developed by him shall be our property.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information regarding outstanding options and warrants held by our Named Executive Officers as of our fiscal year end December 31, 2009.

	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised
	Options/Warrants		Options/Warrants	Option/Warrant	Option/Warrant
Name	(#) Exercisable		(#) Unexercisable	Exercise Price ($)	Expiration Date

David H. Fater	300,000	(4)	—	$0.78	01/05/2016
	12,500	(3)	—	$1.00	04/09/2013
James E. Skinner	300,000	(4)	—	$0.78	01/05/2016
	255,000	(1)	—	$1.00	08/08/2017
	12,500	(3)	—	$1.00	06/10/2013
Jerry M. Anchin	100,000	(1)	—	$1.00	08/08/2017
	12,500	(3)	—	$1.00	02/19/2013
	300,000	(4)	—	$0.78	01/05/2016
Daniel N. Weiss(2)	50,000	(2)	—	$1.00	08/08/2017
	200,000		—	$0.78	01/05/2016

(1)	We granted these warrants to Dr. Skinner and Dr. Anchin on August 8, 2007. These warrants are fully vested and immediately exercisable as of the grant date.

(2)	We granted these options to Dr. Weiss under our 2002 Stock Option Plan on August 8, 2007. The options were fully vested and immediately exercisable as of the grant date.

(3)	We granted these warrants to Mr. Fater, Dr. Skinner and Dr. Anchin in exchange for converting their $10,000 12% convertible promissory notes into 12,500 shares of Series B preferred stock and 12,500 warrants.

(4)	We granted these options under our 2008 Stock Option Plan on January 5, 2009. The options vest 50% immediately and 12.5% per quarter thereafter.

Equity Compensation Plan Information

The following table sets forth information concerning our equity compensation plans as of December 31, 2009.

			Number of securities
	Number of securities to	Weighted-average	remaining available for
	be issued upon exercise	exercise price of	future issuance under equity
	of outstanding options,	outstanding options,	compensation plans (excluding
Plan Category	warrants and rights	warrants and rights	securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders (2002 Stock Option Plan)	122,500	$0.78	477,500
Equity compensation plans approved by security holders (2008 Stock Option Plan)	2,657,500	$0.78	2,432,500
Equity compensation plans not approved by security holders	12,423,342	$1.00	—

Total	15,203,342		2,910,000

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3, 4 and 5. Based solely on the Company’s review of the copies of such forms received by it or written representations from certain reporting persons the Company believes that with respect to the fiscal year ended December 31, 2009 it complied with all filing requirements applicable to its executive officers, directors and 10% beneficial owners.

Potential Payments Upon Termination or a Change in Control

David H. Fater.  If we terminate Mr. Fater’s employment without cause or if Mr. Fater terminates his employment agreement for good reason (as defined in his employment agreement) or if either event occurs during the two years after a change of control, then Mr. Fater will receive an amount equal to 300% of the sum of his current base salary and any bonuses paid during the previous 12-month period, and he will receive accelerated vesting under any long-term incentive plans including stock options and warrants and other benefits for the remainder of the term of the agreement. We have also agreed to pay to Mr. Fater any excise taxes to the extent any amount paid to Mr. Fater is deemed “parachute payments.”

The table below reflects the compensation payable to Mr. Fater in the event of a termination of his employment in each of the situations listed below. The amounts shown assume that the termination was effective as of December 31, 2009.

		Termination for	Termination not	Termination for	Change in
Executive Benefits and	Voluntary	Cause by the	for Cause by the	Good Reason by	Control for
Payments Upon Termination	Termination	Company	Company	the Executive	Good Reason

Compensation:
Base Salary	$—	$—	$603,000	$603,000	$603,000
Bonus	$—	$—	$—	$—	$—
Stock Options	—	—	—	—	—
(Unvested & Accelerated)	$—	$—	$—	$—	$—
Benefits and Insurance	$—	$—	$73,930	$73,930	$73,930
280G Tax Gross Up	$—	$—	$306,346	$306,346	$306,346

James E. Skinner.  If we terminate Dr. Skinner’s employment without cause or if Dr. Skinner terminates his employment agreement for good reason (as defined in his employment agreement), then Dr. Skinner will receive an amount equal to 100% of the sum of his current base salary and any bonuses paid during the previous 12-month period, and he will receive accelerated vesting under any long-term incentive plans, including stock options and warrants.

The table below reflects the compensation payable to Dr. Skinner in the event of a termination of his employment in each of the situations listed below. The amounts shown assume that the termination was effective as of December 31, 2009.

		Termination for	Termination not	Termination for	Change in
Executive Benefits and	Voluntary	Cause by the	for Cause by the	Good Reason	Control for
Payments Upon Termination	Termination	Company	Company	by the Executive	Good Reason

Compensation:
Base Salary	$—	$—	$180,000	$180,000	$—
Bonus	$—	$—	$—	$—	$—
Stock Options	—	—	—	—	—
(Unvested & Accelerated)	$—	$—	$—	$—	$—
Benefits and Insurance	$—	$—	$—	$—	$—

Jerry M. Anchin.  If we terminate Dr. Anchin’s employment without cause or if Dr. Anchin terminates his employment agreement for good reason (as defined in his employment agreement), then Dr. Anchin will receive an amount equal to 100% of the sum of his current base salary and any bonuses paid during the previous 12-month period, and he will receive accelerated vesting under any long-term incentive plans, including stock options and warrants.

The table below reflects the compensation payable to Dr. Anchin in the event of a termination of his employment in each of the situations listed below. The amounts shown assume that the termination was effective as of December 31, 2009.

		Termination for	Termination not	Termination for	Change in
Executive Benefits and	Voluntary	Cause by the	for Cause by the	Good Reason	Control for
Payments Upon Termination	Termination	Company	Company	by the Executive	Good Reason

Compensation:
Base Salary	$—	$—	$180,000	$180,000	$—
Bonus	$—	$—	$—	$—	$—
Stock Options	—	—	—	—	—
(Unvested & Accelerated)	$—	$—	$—	$—	$—
Benefits and Insurance	$—	$—	$—	$—	$—

Daniel N. Weiss.  In the event we terminate Dr. Weiss’s employment without cause or if Dr. Weiss terminates for good reason (as defined in his employment agreement), then Dr. Weiss is entitled to receive a lump-sum in an amount equal to the sum of (a) his then current base salary, and (b) any bonuses paid to him during the 12-month period preceding his termination. In addition, his health insurance shall be maintained by the Company for the unexpired term of this Employment Agreement and he will receive accelerated vesting under any long-term incentive plans, including the vesting of any unvested stock options and warrants

The table below reflects the compensation payable to Dr. Weiss in the event of a termination of his employment in each of the situations listed below. The amounts shown assume that the termination was effective as of December 31, 2009.

		Termination for	Termination not	Termination for	Change in
Executive Benefits and	Voluntary	Cause by the	for Cause by the	Good Reason by	Control for
Payments Upon Termination	Termination	Company	Company	the Executive	Good Reason

Compensation:
Base Salary	$—	$—	$180,000	$180,000	$—
Bonus	$—	$—	$—	$—	$—
Stock Options	—	—	—	—	—
(Unvested & Accelerated)	$—	$—	$—	$—	$—
Benefits and Insurance	$—	$—	$—	$—	$—

Director Compensation

Only nonemployee Directors are compensated for Board service. On June 25, 2008, the Board approved a compensation package for nonemployee Directors providing a combination of cash and stock awards for their service to the Company. Each nonemployee Director will receive a basic annual retainer of $24,000, paid quarterly in shares of our common stock. The Director serving as the Chairman of the Audit Committee will receive an annual fee of $12,000 and the Director serving as Chairman of the Compensation Committee and Nominating Committee, respectively, will receive an annual fee of $6,000 for the additional duties as Chairman of these committees. Such fees will be paid quarterly in shares of the Company’s common stock. Nonemployee Directors will receive cash fees of $1,000 per meeting (paid in shares of the Company’s common stock) not to exceed six Board meetings per year and four Committee meetings per year. Each nonemployee Director will also receive an annual grant of 100,00 stock options. The options will be exercisable at the fair market value of the Company’s common stock on the date of grant and will be for a term of up to ten years. The options will vest monthly on a pro-rata basis over a twenty- four month period.

Director Compensation Table

The following table sets forth a summary of the compensation we paid to our nonemployee directors in 2009. We do not provide any compensation to our directors who also are serving as executive officers of the Company.

	Fees Earned or	Stock	Option
Name	Paid in Cash ($)	Awards(1) ($)	Awards(1) ($)	Total ($)

Edward Wiesmeier, M.D.	—	40,000	295,000	335,000
Frederick M. Hudson	—	46,000	67,000	113,000
Joseph A. Franchetti	—	34,000	67,000	101,000

(1)	The amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For information regarding the assumptions used in the calculation of these amounts, please refer to footnote 8 of the Company’s financial statements for the fiscal year ended December 31, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described below since January 2008 there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds $120,000; and

•	in which any director, executive officer, or stockholder owning more than 5% of our common stock, or any member of their immediate family had or will have a direct or indirect material interest.

Transactions with Management

On January 1, 2007 we entered into a Service Agreement with ALDA & Associates International, Inc. (“ALDA”), a consulting company owned and controlled by Mr. Fater, whereby our employees became employees of ALDA under a Professional Employer Organization (PEO) arrangement. The Service Agreement is a cost-reimbursement-only contract and provides for our reimbursement of all of ALDA’s actual payroll and insurance-related costs for these employees. The arrangement was entered into because of the substantial cost savings that could be obtained for us due to the higher number of employees employed by ALDA.

In 2007, we borrowed $200,000 from Colonial Bank, N.A. (“Colonial Bank”) on an unsecured basis under a loan agreement with a due date in August 2007 and an interest rate of 6.65%. As a condition to making the loan, Colonial Bank received a $200,000 certificate of deposit from our Chief Executive and Financial Officer, David H. Fater, as standby collateral. As consideration for this standby collateral, our board of directors authorized (i) the reimbursement of Mr. Fater’s out-of-pocket cash costs associated with this transaction, and (ii) the monthly issuance of 728 shares of our common stock. In 2009 Branch Banking and Trust Company acquired Colonial Bank, and this loan has been extended until January 10, 2011 at an interest rate of 3.54%.

Also in 2007, we borrowed $100,000 from Colonial Bank on an unsecured basis under a loan agreement with a due date in August 2007 and an interest rate of 6.13%. As a condition to making the loan, Colonial Bank received a $100,000 certificate of deposit from Mr. Fater as standby collateral. As consideration for this standby collateral, our board of directors authorized (i) the reimbursement of Mr. Fater’s out-of-pocket cash costs associated with this transaction, and (ii) the monthly issuance of

364 shares of our common stock. In 2009 Branch Banking and Trust Company acquired Colonial Bank, and this loan has been extended until October 2010 at an interest rate of 4.83%.

For the years ended December 31, 2008 and 2009, Mr. Fater received 13,104, and 14,196 shares of our common stock related to these bank loans.

In October 2002 we entered into a Purchase and Royalty Agreement, as amended in July and September 2003 (the “Royalty Agreement”), with Dr. James E. Skinner, an executive officer and director of our company, to acquire the software related to the PD2i Analyzertm. The total purchase price for the software was $200,000. To date we have paid $110,000, and we are required to pay the remaining $90,000 from 10% of any revenues that we receive from the sale, licensing, distribution or other use of the PD2i Analyzertm. The Royalty Agreement further provides for an additional ongoing royalty to be paid to Dr. Skinner of 10% of revenues received by us from any activities that utilize the PD2i Analyzertm including, without limitation, licensing and sales of the PD2i Analyzertm for the life of the patents. For the years ended December 31, 2008 and 2009, Dr. Skinner did not receive any royalty payments. These royalty payments will commence after we have recovered our development costs in full.

On June 11, 2007, Dr. Jerry M. Anchin, an executive officer and director, sold 100,000 shares of our common stock in a privately-negotiated sale at a price of $0.50 per share and contributed to our capital the $50,000 proceeds he received. On July 27, 2007 Dr. James E. Skinner, an executive officer and director, sold 255,000 shares of our common stock in a privately-negotiated sale at a price of $0.50 per share and contributed to capital the $127,500 proceeds he received.

Transactions with Director Nominees

We retained Frank Wheeler as a consultant for a nine month period beginning in October 2009 and ending on June 30, 2010. Mr. Wheeler received an aggregate of $63,000 for his consulting work.

AUDIT COMMITTEE REPORT

This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with our management.

2.	The Audit Committee has discussed with Daszkal Bolton LLP (“DB”), our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1, AU section 380) as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from DB required by applicable requirements of the PCAOB regarding DB’s communications with the audit committee concerning independence, and has discussed with DB its independence;

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the SEC.

Respectfully Submitted,

/s/ Frederick M. Hudson, Chairman
/s/ Joseph A. Franchetti
/s/ Edward Wiesmeier, M.D.

PROPOSALS TO THE STOCKHOLDERS

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board consists of three classes of Directors, as nearly equal in number as possible, designated Class I, Class II and Class III and provides that the exact number of Directors comprising our Board will be determined from time to time by resolution adopted by the Board. At each annual meeting of stockholders, successors to the class of Directors whose terms expires at that annual meeting are elected for a three-year term. The current term of the Class III Directors terminates on November 4, 2010, the date of our 2010 Annual Meeting.

Mr. Franchetti currently serves as a Class III Director. Our Board has nominated him, and he will stand for re-election at the Annual Meeting. Mr. Malone and Mr. Wheeler have not served as Directors, but have been nominated for election at the Annual Meeting. The biographies of Messrs. Franchetti, Malone and Wheeler are on pages 4-6.

Messrs. Franchetti, Malone and Wheeler have consented to serve on our Board and the Board has no reason to believe that they will not serve if elected. Nevertheless, if any of them should become unavailable to serve as a director, and if the Board has designed a substitute nominee, the persons named as proxies will vote for this substitute nominee.

Vote Required and Recommendation

The three nominees for election to the Board who receive the greatest number of votes cast for the election of Directors by the shares present, in person or by proxy, shall be elected Directors. The holders of shares of the Company’s common stock and Series B preferred stock will vote together as a single class on the election of Directors and each share of common stock and Series B preferred stock will have one vote per share. Stockholders do not have the right to cumulate their votes for Directors. In the election of Directors, abstentions and broker nonvote are disregarded and will have no effect on the outcome of the vote.

The Board recommends that stockholders vote FOR each of the nominees for director set forth above.

PROPOSAL TWO

AMENDMENT TO CERTIFICATE OF INCORPORATION

Our Board of Directors has unanimously approved, and is hereby soliciting stockholder approval of, an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 100 million to 150 million and preferred stock from 10 million to 25 million. This amendment to our certificate of incorporation would take effect on the date we file the amendment with the Secretary of State of the State of Delaware. We expect to file the amendment with the Secretary of State of the State of Delaware promptly following approval by our stockholders of this proposal. Annex B to this proxy statement contains the complete text of the proposed amendment to our certificate of incorporation, which you are urged to read in its entirety.

The amendment would amend Article 4 of our certificate of incorporation to read as follows:

“4. The Corporation is authorized to issue capital stock to the extent of:

(1) 150,000,000 shares of common stock, par value $.0001 per share; and

(2) 25,000,000 shares of preferred stock; par value $.0001 per share

The Board of Directors is expressly authorized and has the full authority to issue shares of preferred stock in series or subseries and, to fix by resolution the designations, powers, preferences, rights and the qualifications, limitations, or restrictions in respect of any such series or subseries by filing a certificate pursuant to the applicable law of the State of Delaware.”

Purpose and Effect of the Proposed Amendment

The purpose of the proposed amendment to the Certificate of Incorporation is to authorize additional shares of common and preferred stock, so that shares of common stock and preferred stock can be available for use by the Company in connection with ongoing financings, as well as for business purposes, including but not limited to payment to employees, consultants, business partners, for acquisitions and possible new financings.

Our certificate of incorporation currently authorizes us to issue a total of 100 million shares of common stock and 10 million shares of preferred stock. As of September 30, 2010, we have 46,066,606 shares of common stock issued and outstanding and approximately 34 million shares of common stock reserved for potential future issuance in connection with our convertible preferred stock and outstanding convertible notes, as well as option and warrant exercises. Further, this number could increase depending upon the price of the Company’s stock.

Our certificate of incorporation currently authorizes us to issue a total of 10 million shares of preferred stock, of which 160,000 shares have been designated as Series A preferred shares and 8,000,000 shares have been designated as Series B preferred shares. As of September 30, 2010, we have 5,185,101 shares of Series B preferred stock issued and outstanding and no shares of Series A preferred stock are issued and outstanding.

Because of the continuing need for additional capital and the anticipated growth of our operations, requiring significant increases in personnel and more business relationships with partners, vendors and others, the Board believes that the remaining number of shares of authorized common stock and preferred stock may be insufficient for the Company’s needs. An increase to 150 million shares of common stock and 25 million shares of preferred stock will, it is believed, provide a sufficient number of authorized shares of common stock and preferred stock to meet these needs in the foreseeable future. Except as disclosed herein, the Board has no immediate plans, understandings, agreements or commitments to issue additional shares of the Company’s common stock or preferred stock; however, if the proposed amendment is approved, we may issue additional shares in the future without further stockholder approval, except as may be required under applicable law. Our Board may determine the terms of preferred shares to be issued including dividend rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters.

If the Board elects to issue additional shares of the Company’s common or preferred stock, such issuance could have a dilutive effect on earnings per share, voting power and holdings of our current stockholders. Additionally, the proposed amendment to our certificate of incorporation could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. The proposed increase in the number of shares of common stock or preferred stock may discourage or make it more difficult to effect a change in control of the Company. For example, we could issue additional shares to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of, persons seeking to takeover or gain control of the Company, whether or not the change in control is favored by a majority of our unaffiliated stockholders. We could also privately place shares of our common or preferred stock with purchasers who would side with the Board in opposing a hostile takeover bid. The Board is not aware of any attempt to take control of the Company, and this proposal is not being solicited with the intent that it be utilized as a type of anti-takeover device.

Vote Required and Recommendation

The approval of the amendment to our certificate of incorporation to increase our authorized capital stock requires the affirmative vote of the holders of the Company’s common stock and Series B preferred stock, voting together as a single class, representing a majority of the voting power of the Company’s outstanding voting securities on the Record Date. In addition, the approval of the amendment to our certificate of incorporation to increase our authorized common stock to 150 million shares requires the affirmative vote of the holders of the Company’s common stock, voting as a single class, representing a majority of the voting power of the Company’s outstanding common stock on the Record Date. Broker nonvotes will have the same effect as a vote against the proposal to amend our certificate of incorporation to increase our authorized capital stock. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the proposal to amend our certificate of incorporation to increase our authorized capital stock.

The Board recommends that stockholders vote FOR approval of the amendment to our certificate of incorporation to increase our authorized capital stock to 150 million shares of common stock and 25 million shares of preferred stock.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

We are asking our stockholders to ratify the Audit Committee’s appointment of Daszkal Bolton LLP (“Daszkal Bolton”) as our independent public accountants for the fiscal year ending December 31, 2010. In the event our stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company and our stockholder’s best interests.

We, through our predecessor company, Vicor Technologies, Inc., a Delaware corporation (“Old Vicor”) engaged Daszkal Bolton as our independent public accountants on May 17, 2003, and it has audited the Company’s and Old Vicor’s consolidated financial statements for the past seven years. Representatives of Daszkal Bolton are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by Daszkal Bolton for professional services rendered for the fiscal years ended December 31, 2008 and 2009.

	Fiscal	Fiscal
Fee Category	2009	2008

Audit Fees	$152,465	$87,100
Audit-Related Fees	$5,799	$7,545
Tax Fees	$6,786	$10,894
All Other Fees	$0	$0

Total Fees	$165,050	$105,539

Audit fees consisted of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements included in our annual report on Form 10-K for the years ended December 31, 2009 and 2008, other SEC filings in 2009 and 2008, and reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and 10-QSB during fiscal 2009 and 2008.

Audit-related fees consists of general assistance on SEC matters. Tax fees consist of fees for tax compliance, tax advice and tax planning. Our auditors did not bill any additional fees for any other nonaudit services rendered to us such as attending meetings and other miscellaneous financial consulting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Nonaudit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible nonaudit services provided by the independent public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Daszkal Bolton and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case by case basis. The Audit Committee approved one hundred percent (100%) of all such professional services provided by Daszkal Bolton during fiscal 2009.

The Audit Committee has considered the nature and amount of the fees billed by Daszkal Bolton and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining Daszkal Bolton independence.

Vote Required and Recommendation

The ratification of the selection of Daszkal Bolton as our independent public accountants for the fiscal year ending December 31, 2010, requires the affirmative vote of a majority of the holders of the Company’s common stock and Series B preferred stock, voting together as a single class, which are represented, either in person or by proxy, and entitled to vote at the Annual Meeting. Broker nonvotes will have no effect on the outcome of this matter. Abstentions will be counted as present at the Annual Meeting for purposes of this matter and will have the effect of a vote against the ratification of the appointment of Daszkal Bolton.

The Board recommends that stockholders vote FOR the ratification of the selection of Daszkal Bolton as our independent public accountants for the fiscal year ended December 31, 2010.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

The deadline by which stockholder proposals must be submitted for inclusion in our proxy statement for our next Annual Meeting is January 20, 2011, under Rule 14a-8 of the Exchange Act or if the date of the 2011 Annual Meeting is changed by more than 30 days from the date of the 2010 Annual Meeting, then a reasonable time before we print and the mail the proxy materials for the 2011 Annual Meeting. Additionally, we must receive notice of any stockholder proposal to be submitted at the next Annual Meeting pursuant to Rule 14a-8 (but not required to be included in our proxy statement for that meeting) by March 22, 2011, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal. We are not required to include in our proxy statement any stockholder proposal not timely received by us or that is not otherwise in compliance with SEC rules and regulations.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports, where only one copy of the Company’s proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at: David H. Fater, Chief Executive Officer, c/o Vicor Technologies, Inc., 2300 NW Corporate Boulevard, Suite 123, Boca Raton, FL 33431. If you want to receive separate copies of the proxy statement and our annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address.

AVAILABILITY OF FORM 10-K ANNUAL REPORT

A copy of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009, exclusive of certain exhibits filed with the SEC, accompanies this proxy statement. These exhibits, as well as our interim quarterly reports on Form 10-Q and other reports that we filed with the SEC, are available without charge to stockholders on our website at www.vicortech.com, by calling our offices at (561) 995-7313 or upon written request to David H. Fater, Chief Executive Officer, c/o Vicor Technologies, Inc., 2300 NW Corporate Boulevard, Suite 123, Boca Raton, FL 33431. The information on our website is not a part of this proxy statement. Copies of our filings are also available at the SEC website at www.sec.gov.

COSTS OF MAILING AND SOLICITATION

The cost of preparing, assembling and mailing this proxy statement and the enclosed proxy is to be borne by us. In addition to the use of the mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing. At this time, we do not anticipate that we will be retaining a third-party solicitation firm, but should we determine in the future that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.

OTHER MATTERS

Management is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this proxy statement is brought before the Annual Meeting, the persons named as proxyholders in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with the recommendations of management.

Annex A

VICOR TECHNOLOGIES, INC.

COMPENSATION COMMITTEE CHARTER

I.	Purpose

The purpose of the Compensation Committee (“Committee”) of the Board of Directors of Vicor Technologies, Inc. (the “Company”) is to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s executives and to provide assistance to the Board of Directors on compensation matters, as described below.

II.	Committee Composition

The Committee will be comprised of at least three members, consisting solely of independent directors. A director is “independent” if he or she meets the requirements for independence set forth in the rules of the Nasdaq Global Market. In addition, a person may serve on the Compensation Committee only if the Board of Directors determines that he or she (i) is a “Nonemployee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The members of the Committee shall be elected by the Board annually on the recommendation of the Board or Nominating Committee and shall serve until the earlier to occur of her or his resignation or removal or the election and qualification of such member’s successor. Unless a Chair of the Committee is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Any member of the Committee may be removed with or without cause by a majority of the Board. All vacancies in the Committee shall be filled by the Board.

III.	Meetings and Reports

The Committee will meet as frequently as the Committee deems necessary, but the Committee will meet at least two times each year. The Committee may request that any officer or employee of the Company, the Company’s outside counsel or the Company’s independent auditors attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Meetings of the Committee may be called by the Chief Executive Officer of the Company, the Chair of the Committee or any other two or more members of the Committee.

A majority of the Committee shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Committee. The Committee may also act by unanimous written consent. The Committee may delegate authority to act upon specific matters within determined parameters to a subcommittee consisting of one or more members, consistent with applicable law. Any such subcommittee shall report any action to the full Committee at its next meeting. The Committee shall keep a record of its actions and proceedings and make a report thereof from time to time to the Board.

IV.	Specific Responsibilities and Authority

The Committee is responsible for:

1. Participating in the development and approval of compensation philosophy and policies.

2. Recommending to the Board of Directors compensation for the Board of Directors.

3. Reviewing and approving the corporate goals and objectives with respect to compensation for the chief executive officer, consistent with the Company’s strategic plan. The Committee shall evaluate the chief executive officer’s performance in light of these established goals and objectives and based

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upon these evaluations shall determine and approve the chief executive officer’s annual and long-term compensation, including salary, bonus, incentive and equity compensation.

4. Reviewing and approving the evaluation process and compensation structure for the Company’s other officers (as determined by the Committee) and others that may be covered by Internal Revenue Code section 162(m). The Committee shall evaluate the performance of the Company’s senior executive officers and shall approve the annual compensation, including salary, bonus, incentive and equity compensation, for such senior executive officers. The Committee shall also provide oversight of management’s decisions concerning the performance and compensation of other Company officers.

5. Administering the Company’s equity-based plans, including the Company’s 2008 Stock Incentive Plan.

6. Approving adoption of compensation plans not requiring stockholder approval and recommending for Board approval compensation plans requiring stockholder approval.

7. Reviewing and approving the terms of any offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, indemnification agreements and other material agreements between the Company and its executive officers.

8. Providing oversight for the Company’s overall compensation plans and benefit programs, monitoring trends in executive and overall compensation and making recommendations to the Board of Directors with respect to improvements in such plans and programs or the adoption of new plans and programs.

9. Reviewing and discussing with management the annual Compensation Discussion and Analysis (“CD&A”) disclosure regarding named executive officer compensation and, based on this review and discussions, recommend including the CD&A disclosure in the Company’s annual public filings, if applicable.

10. Reviewing plans for the development, retention and succession of executive officers of the Company.

11. Performing such other duties and carrying out such other responsibilities as are consistent with this Charter.

12. Reviewing and assessing the adequacy of this Charter on an annual basis.

V.	Delegation; Use of Advisors

The Committee may delegate authority with respect to such of its functions to such officers of the Company or to a subcommittee as it may deem appropriate from time to time. In the course of fulfilling its duties, the Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special legal, accounting or other consultants to advise the Committee.

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Annex B

CERTIFICATE OF AMENDMENT
OF THE CERTIFICATE OF INCORPORATION
OF
VICOR TECHNOLOGIES, INC.
UNDER SECTION 242 OF THE GENERAL CORPORATION LAW

I, THE UNDERSIGNED, David H. Fater, being the Chairman and Chief Executive Officer of Vicor Technologies, Inc. (the “Corporation”), hereby certifies:

1. The name of the Corporation is Vicor Technologies, Inc.

2. The certificate of incorporation of the Corporation is amended so that Article 4 is deleted in its entirely and is replaced with the following:

Article 4. The total number of shares of capital stock that the Corporation is authorized to issue is 160,000,000 shares, consisting of:

(1) 150,000,000 shares of common stock, par value $.0001; and

(2) 25,000,000 shares of preferred stock, par value $.0001 (“Preferred Stock”)

The Board of Directors is expressly authorized and has the full authority to issue shares of Preferred Stock in series or subseries and, to fix by resolution the designations, powers, preferences, rights and the qualifications, limitations, or restrictions in respect of any such series or subseries by filing a certificate pursuant to the applicable law of the State of Delaware.

3. The amendment was authorized by the unanimous written consent of the board of directors, followed by a vote in favor of the amendment by a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class, in accordance with § 242 of the General Corporation law.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the           day of           2010 and hereby affirms under penalty of perjury that this certificate is the act and deed of the Corporation and that the facts contained herein are true.

David H. Fater, Chairman and
Chief Executive Officer

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COMMON STOCK PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF
VICOR TECHNOLOGIES, INC.
November 4, 2010

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE PROPOSALS SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE
MARK YOUR VOTE IN BLUE OR BLACK INK.

1.	PROPOSAL 1: To elect the three nominees listed in the Proxy Statement to the Company’s Board of Directors

NOMINEES:
☐ FOR ALL NOMINEES	☐ Joseph A. Franchetti
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Ronald A. Malone
☐ FOR ALL EXCEPT (See instructions below)	☐ Frank B. Wheeler

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☐

2. PROPOSAL 2: To approve an amendment to the Company’s Certificate of Incorporation to increase its authorized capital stock to 150 million shares of common stock and 25 million shares of preferred stock
	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. PROPOSAL 3: To ratify the appointment of Daszkal Bolton LLP as the Company’s independent public accountants for the fiscal year ended December 31, 2010	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned does hereby appoint DAVID H. FATER, the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of Vicor Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 4, 2010, at 10:00 a.m., local time, at the Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334 and at any adjournment(s), or postponement(s) thereof. The undersigned hereby revokes any proxy or proxies given prior to the date hereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SERIES B PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF
VICOR TECHNOLOGIES, INC.
November 4, 2010

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE PROPOSALS SET FORTH BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE
MARK YOUR VOTE IN BLUE OR BLACK INK.

1.	PROPOSAL 1: To elect the three nominees listed in the Proxy Statement to the Company’s Board of Directors

NOMINEES:
☐ FOR ALL NOMINEES	☐ Joseph A. Franchetti
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Ronald A. Malone
☐ FOR ALL EXCEPT (See instructions below)	☐ Frank B. Wheeler

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☐

2. PROPOSAL 2: To approve an amendment to the Company’s Certificate of Incorporation to increase its authorized capital stock to 150 million shares of common stock and 25 million shares of preferred stock
	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. PROPOSAL 3: To ratify the appointment of Daszkal Bolton LLP as the Company’s independent public accountants for the fiscal year ended December 31, 2010	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned does hereby appoint DAVID H. FATER, the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Series B 8.0% Junior Convertible Cumulative Preferred Stock of Vicor Technologies, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 4, 2010, at 10:00 a.m., local time, at the Westin Hotel, 400 Corporate Drive, Fort Lauderdale, Florida 33334 and at any adjournment(s), or postponement(s) thereof. The undersigned hereby revokes any proxy or proxies given prior to the date hereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear in the Company’s stock transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.